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                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                          ALLIED WASTE INDUSTRIES, INC.

                               as of May 13, 1997


                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time; provided, that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting. Any other proper business may be transacted at the annual meeting.

         Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by a stockholder, or any other person or persons.

         Section 1.3. Notice of Meeting; Waiver of Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Notice need not be given to any stockholder who submits a written waiver of notice, signed by such stockholder, whether before or after the time stated therein. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the


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adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5. Quorum. At each meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the holders of a majority of the votes entitled to be cast at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for purposes of determining the existence of a quorum; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.7. Voting; Proxies. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to the number of votes designated by the Certificate of Incorporation, except as otherwise provided by law or these Bylaws, for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine; provided, however, that all elections of directors must be by written ballot. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect any nominee. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the votes entitled to be cast thereon present in person or


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by proxy at the meeting, provided that (except as otherwise required by law or by the certificate of incorporation) the Board of Directors may require a larger vote upon any election or question.

         Section 1.8.      Record Dates.

                  (a) Meetings. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 1.8(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.8(b) or otherwise within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without


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a meeting shall be at the close of business on the date on which the Board of
Directors adopts the resolution taking such prior action.

                  (c) Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 1.8(b), to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 1.8(b) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 1.8(c) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                  (d) Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated written consent received in accordance with Section 1.8(b), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 1.8(b).

         Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.10. Director Nominees. Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with


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the procedures set forth in this paragraph. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice under these Bylaws. Notwithstanding anything to the contrary in this paragraph, in the event that the number of directors to be elected to the Board of Directors or the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary date, a stockholder's notice required by this paragraph shall also be considered timely, but only with respect to nominees for any new position created by such increase, if such notice shall be delivered to, or mailed to and received by the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation. To be in proper written form, such stockholder's notice to the Secretary shall set forth in writing (a) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principle occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to such stockholder giving notice, (i) his or her name and address, as they appear on the Corporation's books, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in the Bylaws of the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws of the Corporation, and if he shall so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


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         Section 1.11. Stockholder Proposals. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder who complies with the procedures set forth in this paragraph. For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 15th day following the day on which the public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice under these Bylaws. To be in proper written form, such stockholder's notice to the Secretary shall set forth in writing as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) his or her name and address, as they appear on the Corporation's books, (c) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder, (d) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other stockholders, and (e) any material interest on such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE II

                               Board of Directors

         Section 2.1. General Powers. The property, affairs and business of the Corporation shall be managed by, or under the direction of, the Board of Directors.

         Section 2.2. Number. As of the Second Closing Date (as defined in the Amended and Restated Shareholders Agreement (the "Shareholders Agreement"), dated as of April 21, 1997, among Apollo Investment Fund III, L.P., a Delaware limited partnership, Apollo Overseas Partners III, a Delaware limited partnership, Apollo (U.K.) Partners III, L.P., an English limited partnership, Blackstone Capital Partners II Merchant Banking Fund, L.P., a Delaware limited partnership,


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Blackstone Offshore Capital Partners II, L.P., a Cayman Islands limited partnership, and Blackstone Family Investment Partnership II, L.P., a Delaware limited partnership (collectively, "Shareholders"), Laidlaw, Inc., a Canadian corporation ("Laidlaw"), Laidlaw Transportation, Inc., a Delaware corporation and wholly-owned subsidiary of Laidlaw, and the Company), and until the earlier to occur of the sixth anniversary of the Second Closing Date and the date on which Shareholders own, collectively, less than 20% of the Shares (as defined in the Shareholders Agreement) (the "Shareholder Designee Period"), the board of directors shall consist of no more than twelve (12) directors; provided, however, that if Mr. O'Leary ceases to serve as a director, the board of directors shall thereafter consist of no more than (11) directors during the Shareholder Designee Period.

         Section 2.3. Election; Resignation; Removal; Vacancies. The Board of Directors shall initially consist of the persons so designated in the certificate of incorporation. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to replace those directors whose terms then expire. Any director may resign at any time upon written notice to the Corporation. Any director may be removed, for cause, at any time by the affirmative vote of a majority in interest of the holders of record of stock entitled to vote at an election of directors, at an annual meeting or at a special meeting of the stockholders called for that purpose. Any vacancy occurring in the Board of Directors, for whatever reason, may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of the director whom he has replaced.

         At all times during the Shareholder Designee Period, subject to Section 3.1(d) of the Shareholders Agreement, the Company shall support the nomination of, and the Company's Nominating Committee (as defined in Section III.3) shall recommend to the board of directors the inclusion in the slate of nominees recommended by the board of directors to shareholders for election as directors at each annual meeting of shareholders of the Company: (i) no more than two persons who are executive officers of the Company ("Management Directors"), (ii)
(A) four Shareholder Designees (as defined in the Shareholders Agreement), so long as Shareholders beneficially own 75% or more of the Shares, (B) three Shareholder Designees, so long as Shareholders beneficially own 50% or more but less than 75% of the Shares, (C) two Shareholder Designees, so long as Shareholders beneficially own 25% or more but less than 50% of the Shares and
(D) one Shareholder Designee, so long as Shareholders beneficially own 20% or more but less than 25% of the Shares (each a "Beneficial Ownership Threshold"), provided that if at any time as a result of the Company's issuance of Voting Securities (as defined in the Shareholders Agreement) Shareholders beneficially own 9% or less of the Actual Voting Power (as defined in the Shareholders Agreement) (the "Actual Voting Power Threshold"), Shareholders shall be entitled to no more than one Shareholder Designee, and (iii) such other persons, each of whom is (A) recommended by the Nominating Committee and (B) not an employee or officer of or outside counsel to the Company or a partner, employee, director, officer, affiliate or associate (as defined in Rule 12b-2 under the Exchange
Act) of any Shareholder or any affiliate of a Shareholder or as to which the Shareholders or their affiliates own at lest ten percent of the voting equity securities ("Unaffiliated Directors"). If any vacancy (whether by death, retirement, disqualification, removal from office or other cause, or by increase in number of


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directors) occurs prior to a meeting of the Company's stockholders, the Board
(i) may appoint a member of management to fill a vacancy caused by a Management Director ceasing to serve as a director, (ii) shall appoint, subject to Section 3.1(d) of the Shareholders Agreement, a person designated by the Shareholders to fill a vacancy created by a Shareholder Designee ceasing to serve as a director (except as a result of the reduction of the number of Shareholder Designees entitled to be included on the Board of Directors by reason of a decrease in Shareholders beneficial ownership of Common Stock below any Beneficial Ownership Threshold or Voting Securities below the Actual Voting Power Threshold), and
(iii) may appoint a person who qualifies as an Unaffiliated Director and is recommended by the Nominating Committee pursuant to the procedures set forth in the following paragraph to fill a vacancy created by an Unaffiliated Director ceasing to serve as a director (provided that in the case of a vacancy relating to an Unaffiliated Director, if a majority of the Nominating Committee is unable to recommend a replacement, then the Board seat with respect to this vacancy shall remain vacant), and each such person shall be a Management Designee, Shareholder Designee or Unaffiliated Director, as the case may be, for purposes of this Agreement. Upon any decrease in Shareholders' beneficial ownership of Common Stock below any Beneficial Ownership Threshold or Voting Securities below the actual Voting Power Threshold, Shareholders shall cause a number of Shareholder Designees to offer to immediately resign from the Board of Directors such that the number of Shareholder Designees serving on the Board of Directors immediately thereafter will be equal to the number of Shareholder Designees which Shareholders would then be entitled to designate under Section 3.1(b) of the Shareholders Agreement. Upon termination of the Shareholder Designee Period, Shareholders shall promptly offer to cause all of the Shareholder Designees to resign from the Board of Directors and any committees thereof.

         Section 2.4. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

         Section 2.5. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting, set at least two days before the date of the special meeting or by causing the same to be delivered to each director personally or to be transmitted by telegraph, cable, wireless, telephone or orally at least 24 hours before the meeting is schedule to commence.

         Section 2.6. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.


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         Section 2.7. Quorum; Vote Required for Action. At all meetings of the
Board of Directors a majority of the Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum be had.

         Section 2.8. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or in his absence by the Vice Chairman of the Board of Directors, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.9. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

         Section 2.10. Compensation of Directors. Directors may receive such sums as compensation for their services and expenses as may be directed by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their service and expenses.

                                   ARTICLE III

                                   COMMITTEES

         Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority thereof, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution


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or resolutions providing for the issuance of shares of stock adopted by the
Board of Directors as provided in Section 151(a) of the General Corporation Law, fix any of the preferences or rights of the shares), adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these Bylaws; provided further, that unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

         Section 3.3. For so long as Shareholders are entitled to two Shareholder Designees under the Shareholders Agreement, Shareholders shall be entitled to have one Shareholder Designee serve on each committee of the board of directors other than any committee formed for the purpose of considering matters relating to the Shareholders. At all times during the Shareholder Designee Period, Unaffiliated Directors shall be designated exclusively by a majority of a nominating committee (the "Nominating Committee"), which shall at all times during the Shareholder Designee Period consist of not more than four persons, two of whom shall be Shareholder Designees (or such lesser number of Shareholder Designees as then serves on the Board of Directors) and two of whom shall be either Management Directors or Unaffiliated Directors. If the Nominating Committee is unable to recommend one or more persons to serve as Unaffiliated Directors (except with respect to any vacancy created by an Unaffiliated Director ceasing to serve as such), then the Board of Directors shall nominate and recommend for election by stockholders an Unaffiliated Director then serving on the Board of Directors. Notwithstanding the foregoing, if the Shareholders beneficially own less than 50% of the Shares, the Nominating Committee shall be comprised of individuals only one of whom is a Shareholder Designee.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, elect a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors from among its members. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Unless otherwise provided in the resolution of election or appointment each such officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death,


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
resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 4.2. Powers and Duties of Executive Officers Generally. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed herein or by resolution of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

         Section 4.3. Duties of Chief Executive Officer. The chief executive officer shall preside at all meetings of the stockholders, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company. To the extent permitted by law, his signature upon bonds or debentures authenticated by the signature of a trustee may be by facsimile. He shall perform such other duties and have such other duties as may be prescribed from time to time by the Board of Directors and the Corporation.

         Section 4.4. Duties of President. The president shall be the chief operating officer of the Company. He shall, in the absence or disability of, or in the event of a vacancy in the office of, the chief executive officer, perform the duties and exercise the powers of such chief executive officer. He shall be responsible for the general and active management of the business of the Company, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall perform such other duties and have such other duties as may be prescribed from time to time by the Board of Directors of the Corporation.

         Section 4.5. Duties of the Vice President. The vice presidents shall, in the order of their organizational ranking, in the absence or disability, or in the event of a vacancy in the office, of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors of the Corporation.

         Section 4.6. Duties of the Secretary. The secretary shall keep, or cause to be kept, in books provided for that purpose, the minutes of the meetings of the stockholders, the Board of Directors, or any committee thereof, and shall see that all notices are duly given in accordance with the provisions of these Bylaws and, as required by law, shall be custodian of the records of the Corporation. He shall keep in safe custody the seal of the Corporation and, when authorized by the board, affix such seal to any document requiring it, and when so affixed, it shall be attested by his signature, or by the signature of the treasurer or an assistant secretary. He shall perform such duties and have such powers incident to the office of the secretary, and shall perform such other duties and have such other powers as may be prescribed from time to time by the Board of Directors of the Corporation.

         Section 4.7. Duties of the Assistant Secretary. Any assistant secretary shall, at the request of the Secretary, in his absence or disability, or in the event of a vacancy in such office, perform the duties and be vested with the powers of the Secretary. Each assistant secretary shall perform such other duties and have such other powers as may be prescribed from time to time by the Board of Directors of the Corporation.

         Section 4.8. Duties of the Treasurer. The treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies and other depositories as shall be designated by the Board of Directors. He shall render a statement of the condition of the finances of the Corporation at all meetings of the Board of Directors, and a full financial report at any annual meeting of the stockholders. He shall exhibit to any director of the Corporation, the books of account and records of the Corporation, or of any corporation controlled by the Corporation, upon reasonable request and during normal business hours at the executive offices of the Corporation. He shall perform such other duties and have such other powers as may be prescribed from time to time by the Board of Directors of the Corporation.

                                    ARTICLE V

                                      STOCK

         Section 5.1. Certificates. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with law as shall be approved by the Board of Directors. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issuance.

         Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, which certificate is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


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
                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.1. Indemnification in Non-Derivative Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 6.2. Indemnification in Derivative Proceedings. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 6.3. Indemnification when Director, Officer or Employee Successful in Defense of Action. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
6.1 and 6.2 of this Article, or in defense of any claim, issue or matter therein, the Corporation shall indemnify such director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 6.4. Determination of Right to Indemnification. Any indemnification under Sections 6.1 and 6.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2 of this Article. Such determination shall be made (1) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 6.5. Advancement of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 6.6. Rights Hereunder Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

         Section 6.7. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the General Corporation Law of the State of Delaware or this Article.

         Section 6.8. Definition of Corporation. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 6.9. Certain Definitions. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this section.

         Section 6.10. Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the last day of December next following.

         Section 7.2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         Section 7.3. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transaction.

         Section 7.4. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minutes books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 7.5. Amendment of Bylaws. These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors. Notwithstanding anything to the contrary that may be contained herein, Section 2.2, the last sentence of Section 2.11 and the second sentence of Section 7.5 may only be amended with the affirmative vote of seven members of the Corporation's Board of Directors.


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